Exhibit 99

UMH Properties, Inc. Closes Public Offering of
1,400,000 Shares of Common Stock

FREEHOLD, N.J.  – June 5, 2017 – UMH Properties, Inc. (NYSE: UMH) (the "Company") today announced the closing of its previously announced sale of 1,400,000 shares of common stock (the "Common Stock") in a registered direct placement at a purchase price of $16.60 per share.  The shares of Common Stock are listed on The New York Stock Exchange under the symbol "UMH."

The Company received net proceeds from the offering before expenses of approximately $22.7 million and intends to use the net proceeds for general corporate purposes, which may include purchase of manufactured homes for sale or lease to customers, expansion of its existing communities, potential acquisitions of additional properties, and possible repayment of indebtedness on a short-term basis.

CSCA Capital Advisors LLC acted as placement agent for the transaction.  Weeden & Co. LLP acted as settlement agent for the transaction.

UMH Properties, Inc., which was organized in 1968, is a public equity REIT that owns and operates 107 manufactured home communities with approximately 19,400 developed home sites.  These communities are located in New Jersey, New York, Ohio, Pennsylvania, Tennessee, Indiana, Michigan and Maryland.  In addition, the Company owns a portfolio of REIT securities.

The common stock is being issued pursuant to a prospectus supplement and accompanying prospectus under an effective shelf registration statement filed with the Securities and Exchange Commission.  This communication shall not constitute an offer to sell or the solicitation of an offer to buy nor shall there be any sale or offer to buy these securities in any state or jurisdiction in which such offer, solicitation or sale would be unlawful prior to the registration or qualification under the securities laws of any such state or jurisdiction.  Any offer of the securities will be made only by means of a prospectus, forming part of the effective registration statement, the applicable preliminary prospectus supplement and other related documents.  Copies of the prospectus supplement and accompanying prospectus can be obtained by contacting: CSCA Capital Advisors LLC, 800 Third Avenue, New York, New York 10022, by phone at 212-446-9177, or by fax at 212-446-9181.  You may also obtain a copy of the prospectus and the prospectus supplement and other documents the Company has filed with the Securities and Exchange Commission for free by visiting the Commission's web site at http://www.sec.gov.

Certain statements included in this press release which are not historical facts may be deemed forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995.  Forward-looking statements involve known and unknown risks, uncertainties and other factors that may cause actual results, performance or achievements of the Company to be materially different from any future results, performance or achievements expressed or implied by the forward-looking statements. Although the Company believes the expectations reflected in any forward-looking statements are based on reasonable assumptions, the Company can provide no assurance those expectations will be achieved.  These risks include, among others, changes in the general economic climate, increased competition in the geographic areas in which the Company operates, changes in government laws and regulations and the ability of the Company to continue to identify, negotiate and acquire properties on terms favorable to the Company.  Additional information concerning these and other factors that could cause actual results to differ materially from those forward-looking statements is contained from time to time in the Company's SEC filings, including, but not limited to, Item 1A. Risk Factors of the Company's Annual Report on Form 10-K for the year ended December 31, 2016.  Copies of each filing may be obtained from the Company or the SEC.  Consequently, such forward-looking statements should be regarded solely as reflections of the Company's current operating plans and estimates.  Actual operating results may differ materially from what is expressed or forecast in this press release. Except as otherwise required by applicable securities law, the Company undertakes no obligation to publicly release the results of any revisions to these forward-looking statements that may be made to reflect events or circumstances after the date these statements were made.

SOURCE:   UMH Properties, Inc.